Exhibit 10.33

Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed. Information that has been omitted from the exhibit is indicated with brackets.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THIS SECURITY MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

SECURED PROMISSORY NOTE

$307,361	May 1, 2024

FOR VALUE RECEIVED, Westcoast Management Holdings, Inc., a Wyoming corporation (“Borrower”), hereby promises to pay to the order of Coastal Pine Holdings, Inc., a Wyoming corporation (together with any and all of its successors and assigns and/or any other holder of this Note, as hereinafter defined, “Lender”), without offset, in immediately available funds in lawful money of the United States of America, the principal sum of Three Hundred Seven Thousand Three Hundred Sixty One and 00/100 Dollars ($307,361) (the “Loan Amount”), together with any interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.

Subject to the terms and conditions herein, on the date hereof, Lender shall make a loan (the “Loan”) to Borrower, in an aggregate amount equal to the Loan Amount. Once the Loan is made, any portion of the Loan repaid may not be re borrowed.

Section 1    Payment Schedule Amount. This Note shall be payable in accordance with the following:

(a)    Payment Schedule. Exhibit A.

Section 2    Interest shall be payable on the unpaid balance of the Loan at the rate of seven percent (7.00%) per year, simple interest, calculated monthly.

(i)         The principal balance of the Loan shall be payable in forty two (42) equal monthly installments, commencing on May 1, 2024, and continuing on the first day of each calendar month thereafter.

(ii)         Any remaining principal balance on this Note and Interest shall be payable in full on November 1, 2027 (the “Maturity Date”).

Section 3    Conversion. At the sole discretion of the Lender, the principal amount and any accrued interest under this Note may be converted into shares of the Company’s common stock (the “Common Stock”) at the Transaction Valuation, on terms to be agreed upon by the Company and the Holder, as referenced in the Letter of Intent (the “LOI”) dated April 26, 2024. For avoidance of doubt, if the Lender elects to convert this Note into Common Stock, the Note shall convert into approximately 72,655 shares of Common Stock, which represents approximately 0.60% of the Company’s outstanding Common Stock as of the date thereof.

Section 4    Security; Guaranty; Loan Documents. The security for this Note includes: (a) a Security Agreement (the “Security Agreement”) of even date herewith from Borrower, for the benefit of Lender, conveying and encumbering the Collateral (as defined therein), for the benefit of Lender, conveying and encumbering the Collateral (as defined therein), and (b) a Guaranty Agreement (the “Guaranty Agreement” and together with the Security Agreement and this Note, the “Loan Documents”) of even date herewith from the Guarantor (as defined therein), for the benefit of Lender. This Note, the Borrower Security Agreement and the Guaranty Agreement, and all other documents now or hereafter securing, guaranteeing, or executed in connection with the Loan, as the same may from time to time be amended, restated, modified or supplemented, are herein sometimes called individually a “Loan Document” and together the “Loan Documents.”

Section 5    Default Interest. During any period in which there exists an uncured breach or Event of Default by Borrower, and at all times following the Maturity Date, interest will accrue and be calculated and payable on the unpaid balance of the Loan at the rate of ten percent (10.00%) simple interest per year, calculated monthly.

Section 6    Prepayment. Borrower may prepay the principal balance of this Note, in full at any time without payment of premium or penalty.

Section 7    Events of Default. The occurrence of any Event of Default (as defined in the Loan Documents), under any of the Loan Documents (subject to any applicable grace or cure period) shall constitute an Event of Default under this Note.

Section 8    Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Documents.

Section 9    Severability. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

Section 10    Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed given and complete upon personal delivery, or three (3) business days following mailing via United States registered or certified mail, return receipt requested, postage prepaid. Notice may also be given by, and shall be deemed complete upon receipt of, electronic facsimile, provided that any facsimile notice shall only be deemed received if (a) the transmission thereof is confirmed, and (b) facsimile notice followed by written notice, made either by (i) personal delivery thereof, or (ii) via deposit in registered or certified mail, return receipt required, postage prepaid, within three (3) business days following the facsimile notice. Notice shall be deemed given on the date it is sent via facsimile in accordance with the foregoing provisions. Notices shall be addressed to the parties as follows:

To Borrower:

Westcoast Management Holdings, Inc.

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To Lender:

[***]

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Section 11    No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness secured by the Loan Documents, and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan.

Section 12    Assignment. Borrower may not assign this Note without the prior written consent of Lender, which consent shall not be unreasonably withheld. Lender may assign this Note without the prior written consent of Borrower.

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IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

BORROWER: WESTCOAST MANAGEMENT HOLDINGS, INC. a Wyoming corporation

By:	/s/ Sabas Carrillo
Name: Sabas Carrillo Title: Chief Executive Officer